Exhibit 99.01

Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com Jonathan Freedman, Media
212.823.2687
jonathan.freedman@abglobal.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FOURTH QUARTER RESULTS
GAAP Diluted Net Income of $0.59 per Unit
Adjusted Diluted Net Income of $0.57 per Unit
Cash Distribution of $0.57 per Unit

New York, NY, February 12, 2015 – AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the fourth quarter ended December 31, 2014.

“We made continued progress executing on our long-term strategy to deliver for our clients with persistent investment performance, a broader offering, innovative solutions and strong financials in 2014 and we’re seeing the effects in every part of our business,” said Peter S. Kraus, Chairman and Chief Executive Officer. “Our equity and fixed income strategies performed well in 2014 and we’ve had a positive response from clients to the acquisitions we’ve made and the new services we’ve introduced in areas like global core equities, direct middle-market lending, target date funds and retail liquid alternatives. As a result, our 2014 firmwide net flows were positive for the first time since 2007 and asset retention levels across all three of our client channels are at multi-year highs today.”

Financial Results	4Q 2014	3Q 2014	4Q 2014 vs 3Q 2014	4Q 2013	4Q 2014 vs 4Q 2013
(US $ Millions except per Unit amounts)

AB

GAAP basis:

Net Revenues	$787	$750	5%	$766	3%

Operating Income	$191	$145	32%	$195	(2%)

Operating Margin, excl. non-controlling interests	23.8%	19.9%		25.0%

Adjusted basis: (1)

Net Revenues (2)	$655	$626	5%	$636	3%

Operating Income (3)	$183	$149	23%	$185	(1%)

Operating Margin	27.9%	23.8%		29.1%

AB Holding

GAAP Diluted Net Income per Unit	$0.59	$0.45	31%	$0.62	(5%)

Adjusted Diluted Net Income per Unit (1)	$0.57	$0.45	27%	$0.60	(5%)

Distribution per Unit	$0.57	$0.45	27%	$0.60	(5%)

(1) See pages 10-12 for reconciliations of GAAP Financial Results to Adjusted Financial Results.
(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agency).
(3) Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

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Kraus continued: “We’ve worked hard to build the business of the future and our investment is paying off. In Equities, investment performance improved significantly in 2014 – 73% of our active equity assets were in outperforming services for the 3-year period through December 31 and 70% outperformed for the one-year. We also continued to evolve our Equities platform to provide strategies that meet client demand for high conviction, high active share equity services – we successfully closed our acquisition of Danish core equity manager CPH and launched our first Global Core Luxembourg-registered fund in 2014. In Fixed Income, we maintained our investment premiums, with 88% of assets in outperforming services for the 3-year and 95% for the 5-year. We also added direct middle-market lending to an illiquid platform that includes opportunistic, real estate and infrastructure lending as well. The new team has already attracted hundreds of millions in assets to deploy. We had a milestone year in Multi-Asset, launching the first ever multi-manager target date fund series in partnership with Morningstar. In Alternatives, we completed successful second fundraises for our real estate private equity and commercial debt funds and launched four new retail liquid alternatives strategies. Today, our suite of retail liquid alternatives offerings represents about one-third of our total alternatives AUM. In our Institutional channel, our $16 billion pipeline at year-end included a new $10 billion Customized Retirement Solutions (CRS) mandate with a prominent client – a significant breakthrough for us in this scale business. In Retail, we passed the critical 3-year mark for asset-raising across a series of offerings this year, including Tax Aware Muni SMA, RMB Income Plus, Short Duration High Yield, Limited Duration High Income, and Emerging Markets Multi Asset (EMMA). All have performed well across periods. In Private Wealth Management, our clients are benefiting from both improved performance in our integrated offering and access to a new range of targeted services that exploit return opportunities in areas like US financials and Eurozone and frontier markets. These services attracted more than $1.3 billion in new assets in 2014 from a broader client base. On the sell side, we delivered our highest annual revenues since 2008, with strong growth in every market. Finally, our 2014 financial highlights include $5.1 billion in firmwide net inflows – our first net flow positive year since the Global Financial Crisis – and growth in adjusted net revenues and operating income.”

Kraus concluded: “In so many ways, 2014 proved that AB is a new firm today, better positioned than ever to bring our full-firm resources to bear to anticipate and solve our clients’ evolving investment needs. Last month, we launched a new logo, brand design and messaging – Ahead of Tomorrow – that captures how far we’ve come and all we have to offer clients today. I’m proud of our progress and our people, who work with relentless ingenuity to take AB forward. And I look forward to another year of progress in advancing client success.”

The firm’s cash distribution per unit of $0.57 is payable on March 12, 2015, to holders of record of AB Holding Units at the close of business on February 23, 2015.

Market Performance

US equity and fixed income markets were strong in the fourth quarter, while global equity and fixed income markets were weak. The S&P 500 returned 4.9% for the fourth quarter and 13.7% for the full year, while the MSCI EAFE Index’s total return was (3.5)% for the fourth quarter and (4.5)% for the full year. The Barclays US Aggregate Index returned 1.8% during the fourth quarter and 6.0% for the full year and the Barclays Global Aggregate ex US Index’s total return was (3.0)% for the quarter and (3.1)% for the full year.

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Assets Under Management ($ Billions)

Total assets under management as of December 31, 2014 were $474.0 billion, up $1.0 billion, or 0.2%, from September 30, 2014, and up $23.6 billion, or 5.2%, from December 31, 2013.

	Institutions	Retail	Private Wealth	Total
Assets Under Management 12/31/14	$237.0	$161.5	$75.5	$474.0
Net Flows for Three Months Ended 12/31/14	$(0.3)	$(1.2)	$(0.1)	$(1.6)

Total net outflows of $1.6 billion compared to the prior quarter’s net inflows of $2.8 billion and the prior-year period’s net outflows of $10.3 billion, which included $6.8 billion of AXA related Institutional fixed income redemptions due to its sale of MONY Life Insurance Company (“MONY”) to an unaffiliated third party.

Net outflows from the Institutions channel were $0.3 billion, compared to net inflows of $2.8 billion in the third quarter of 2014. Institutions gross sales of $4.7 billion decreased 19% sequentially from the prior quarter’s $5.8 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially from $6.6 billion to $16.0 billion at December 31, 2014, as a $10 billion Customized Retirement Strategies (“CRS”) mandate was added to the pipeline during the quarter. Excluding CRS and passive, the active pipeline finished the year higher.

The Retail channel experienced fourth quarter 2014 net outflows of $1.2 billion, compared to the prior quarter’s net outflows of $0.1 billion. Retail gross sales of $9.2 billion decreased 21% sequentially from the third quarter’s $11.6 billion, with the greatest decline in the Asia ex Japan region.

In the Private Wealth Management channel, net outflows of $0.1 billion compared to net inflows of $0.1 billion in the previous quarter. Private Wealth Management gross sales decreased 7% sequentially to $1.3 billion from the prior quarter’s $1.4 billion.

Fourth Quarter Financial Results

Revenues:

Net revenues of $787 million were up 3% compared to the fourth quarter of 2013. Higher base fees and Bernstein Research Services revenues were partly offset by lower performance-based fees and investment losses compared to investment gains in the prior-year period. Sequentially, net revenues increased 5%, as a result of higher performance-based fees and Bernstein Research Services revenues and lower investment losses versus the prior period, which were partly offset by lower distribution revenues primarily from US retail products. Bernstein Research Services revenues increased 13% from the fourth quarter of 2013 and 14% from the third quarter of 2014 due to increased trading activity compared to both prior periods.

Adjusted net revenues of $655 million were up 3% compared to the fourth quarter of 2013, driven by higher base fees and Bernstein Research Services revenues, partly offset by lower performance-based fees, net distribution expense, the result of current quarter distribution payments and amortization of deferred sales commissions that exceeded distribution revenues, and investment losses compared to investment gains in the prior-year period. Sequentially, adjusted net revenues were up 5%, driven by higher performance-based fees and Bernstein Research Services revenues, partly offset by investment losses.

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Expenses:

Operating expenses were $596 million for the fourth quarter, up 5% year-over-year, as higher employee compensation and benefits and promotion and servicing expenses were partly offset by lower general and administrative (“G&A”) expense. Employee compensation and benefits expense increased from the prior-year period due to higher base and incentive compensation and higher commissions. Promotion and servicing expense increased from the prior-year period due to higher trade execution fees, distribution plan payments in non-US retail markets, amortization of deferred sales commissions and marketing expense. Within G&A, occupancy expense and professional fees were lower compared to the prior-year period. The Company recorded a $0.4 million non-cash real estate credit during the fourth quarter of 2014 as part of its ongoing global real estate consolidation plan compared to a $1.7 million non-cash real estate charge in the fourth quarter of 2013. In addition, in the fourth quarter of 2014, the Company recorded a $4.4 million credit to operating expenses compared to a $10.8 million credit in the fourth quarter of 2013. These credits reflect changes in estimates for the contingent consideration payable relating to the acquisition of Sun America’s alternative investment group.

On a sequential basis, operating expenses were down 1% as lower employee compensation and benefit and G&A expenses were partly offset by higher promotion and servicing expense. Employee compensation and benefits expense decreased due to lower commissions and incentive compensation, partially offset by higher fringes. Within G&A, the decline was driven by increased corporate credit card rebates and lower foreign exchange expenses. Promotion and servicing expense increased sequentially as a result of higher travel and entertainment and marketing expenses, partially offset by lower distribution plan payments primarily in non-US retail markets. The Company’s $0.4 million non-cash real estate credit in the current quarter compares to a $1.0 million non-cash real estate credit in the third quarter of 2014. In addition, the Company recorded a $4.4 million credit to operating expenses in the fourth quarter of 2014 to reflect changes in estimates for the contingent consideration payable relating to the acquisition of Sun America’s alternative investment group.

Adjusted operating expenses were $472 million for the fourth quarter, up 5% compared to the prior-year period, driven by higher total compensation and benefits and promotion and servicing expenses, partly offset by lower G&A expense. The year-over-year increase in total compensation and benefits expense was a result of higher incentive and base compensation and higher commissions. The increase in promotion and servicing expense was due primarily to higher trade execution and marketing expenses. Within G&A, the decrease was due to lower occupancy expense.

Sequentially, adjusted operating expenses were down 1%, driven by lower total compensation and benefits and G&A expenses, partly offset by higher promotion and servicing expense. The sequential decrease in total compensation and benefits expense was driven by lower incentive compensation and commissions. The decline in G&A expense was due to increased corporate credit card rebates and lower foreign exchange expenses. The increase in promotion and servicing was primarily due to seasonally higher travel and entertainment.

Operating income and margin:

Operating income of $191 million for the fourth quarter of 2014 decreased 2% compared to $195 million for the fourth quarter of 2013 and increased 32% compared to $145 million in the third quarter of 2014.

Adjusted operating income of $183 million decreased 1% compared to the fourth quarter of 2013, and the adjusted operating margin decreased to 27.9% from 29.1%. On a sequential basis, adjusted operating income increased 23% from $149 million, and the adjusted operating margin increased from 23.8%.

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Net income per Unit:

Diluted net income per Unit for the fourth quarter of 2014 was $0.59 compared to $0.62 for the fourth quarter of 2013 and $0.45 for the third quarter of 2014.

Adjusted diluted net income per Unit was $0.57 compared to $0.60 in the fourth quarter of 2013 and $0.45 in the third quarter of 2014.

Unit Repurchases

AB engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes under a plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AB buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. In addition, AB purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the fourth quarter and full year 2014, AB purchased approximately 3.3 million Holding Units and 3.6 million Holding Units for $87.4 million and $92.8 million, respectively. These amounts reflect AB’s open-market purchases of 0.3 million Holding Units for $7.2 million in the fourth quarter as AB did not execute any open market purchases of Holding Units under its 10b5-1 plans in existence during the first nine months of 2014. AB purchased the rest of these Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards.

Fourth Quarter 2014 Earnings Conference Call Information

Management will review fourth quarter 2014 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Thursday, February 12, 2015. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.    To listen by webcast, please visit AB’s Investor Relations website at http://abglobal.com/corporate/investor-relations/home.htm at least 15 minutes prior to the call to download and install any necessary audio software.

2.    To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 69566937.

The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of fourth quarter 2014 financial and operating results on February 12, 2015.

AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights. Also, in the future, AB may provide public disclosures to investors via Twitter and other appropriate internet-based social media.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week.  An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 69566937.

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Availability of 2014 Form 10-K

Unitholders may obtain a copy of our Form 10-K for the year ended December 31, 2014 in either electronic format or hard copy on www.abglobal.com:

·	Download Electronic Copy: Unitholders can download an electronic version of the report by visiting the “Investor & Media Relations” page of our website at www.abglobal.com/investorrelations and clicking on the “Reports & SEC Filings” section.

·	Order Hard Copy Electronically or by Phone: Unitholders may also order a hard copy of the report, which is expected to be available for mailing in approximately eight weeks, free of charge. Unitholders with internet access can follow the above instructions to order a hard copy electronically. Unitholders without internet access, or who would prefer to order by phone, can call 800-227-4618.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2014. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•	The possibility that AB will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•	The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

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Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.

About AB

AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.

As of December 31, 2014, AB Holding owned approximately 36.9% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 62.7% economic interest in AB.

Additional information about AB may be found on our internet site, www.abglobal.com.

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AB (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  December 31, 2014

	Three Months Ended			Twelve Months Ended
US $ Thousands, unaudited	12/31/14	9/30/14	12/31/13	12/31/14	12/31/13
Revenues:
Base fees	$486,481	$493,651	$452,601	$1,905,014	$1,795,529
Performance fees	28,034	2,852	44,353	53,236	53,576
Bernstein research services	128,409	112,147	113,272	482,538	445,083
Distribution revenues	112,929	115,513	111,936	444,970	465,424
Dividend and interest income	8,799	4,744	6,563	22,322	19,962
Investment gains (losses)	(4,185)	(6,278)	11,577	(9,076)	33,339
Other revenues	27,426	27,589	26,031	108,788	105,058
Total revenues	787,893	750,218	766,333	3,007,792	2,917,971
Less: Interest expense	541	470	761	2,426	2,924
Net revenues	787,352	749,748	765,572	3,005,366	2,915,047
Expenses:
Employee compensation & benefits	313,900	317,259	301,762	1,265,664	1,212,011
Promotion & servicing
Distribution-related payments	104,585	107,859	101,475	413,054	426,824
Amortization of deferred sales commissions	11,991	11,234	9,516	41,508	41,279
Other	57,941	54,054	52,419	224,576	204,568
General & administrative
General & administrative	105,593	107,967	109,036	426,960	423,043
Real estate charge	(405)	(980)	1,726	52	28,424
Contingent payment arrangements	(3,899)	476	(10,686)	(2,782)	(10,174)
Interest on borrowings	628	620	574	2,797	2,962
Amortization of intangible assets	6,448	6,551	4,969	24,916	21,859
Total expenses	596,782	605,040	570,791	2,396,745	2,350,796

Operating income	190,570	144,708	194,781	608,621	564,251

Income taxes	9,999	9,410	8,841	37,782	36,829

Net income	180,571	135,298	185,940	570,839	527,422

Net income (loss) of consolidated entities attributable to non-controlling interests	3,146	(4,500)	3,442	456	9,746
Net Income Attributable to AB Unitholders	$177,425	$139,798	$182,498	$570,383	$517,676

Operating margin(1)	23.8%	19.9%	25.0%	20.2%	19.0%

(1)	Operating income excluding net income (loss) attributable to non-controlling interests as a percentage of net revenues.

AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended			Twelve Months Ended
$ Thousands except per Unit amounts, unaudited	12/31/14	9/30/14	12/31/13	12/31/14	12/31/13
Equity in Net Income Attributable to AB Unitholders	$63,563	$49,876	$62,971	$203,277	$185,912
Income Taxes	5,896	5,742	5,499	22,463	20,410
Net Income	57,667	44,134	57,472	180,814	165,502

Additional Equity in Earnings of Operating Partnership (1)	440	409	381	1,536	1,166
Net Income - Diluted	$58,107	$44,543	$57,853	$182,350	$166,668
Diluted Net Income per Unit	$0.59	$0.45	$0.62	$1.86	$1.71
Distribution per Unit	$0.57	$0.45	$0.60	$1.86	$1.79

(1)	To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AB L.P. and AB Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

	Period End	Weighted Average Units Three Months Ended 12/31/14		Weighted Average Units Twelve Months Ended 12/31/14
	Units	Basic	Diluted	Basic	Diluted
AB L.P.	273,040,452	269,844,617	270,907,271	269,118,683	270,266,389
AB Holding L.P.	100,756,999	97,555,991	98,618,645	96,802,380	97,950,086

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AB L.P.
ASSETS UNDER MANAGEMENT  |  December 31, 2014
(US $ Billions)

Ending and Average	Three Months Ended
	12/31/14	12/31/13
Ending Assets Under Management	$474.0	$450.4
Average Assets Under Management	$476.0	$447.0

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$236.8	$162.0	$74.2	$473.0
Sales/New accounts	4.7	9.2	1.3	15.2
Redemptions/Terminations	(2.2)	(8.4)	(1.0)	(11.6)
Net Cash Flows	(2.8)	(2.0)	(0.4)	(5.2)
Net Flows	(0.3)	(1.2)	(0.1)	(1.6)
AUM Adjustment(3)	-	(0.5)	-	(0.5)
Transfers	0.1	(0.3)	0.2	-
Investment Performance	0.4	1.5	1.2	3.1
End of Period	$237.0	$161.5	$75.5	$474.0

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$112.3	$49.6	$220.8	$31.1	$10.0	$49.2	$473.0
Sales/New accounts	3.3	0.2	9.1	1.1	0.1	1.4	15.2
Redemptions/Terminations	(4.3)	(0.1)	(5.4)	(0.7)	(0.2)	(0.9)	(11.6)
Net Cash Flows	(1.5)	(0.8)	(3.1)	(0.1)	0.2	0.1	(5.2)
Net Flows	(2.5)	(0.7)	0.6	0.3	0.1	0.6	(1.6)
AUM Adjustment (3)	(0.1)	-	(0.3)	-	-	(0.1)	(0.5)
Investment Performance	2.8	1.5	(1.7)	0.2	-	0.3	3.1
End of Period	$112.5	$50.4	$219.4	$31.6	$10.1	$50.0	$474.0

(1)	Includes index and enhanced index services.
(2)	Includes multi-asset solutions and services and certain alternative investments.
(3)	Excludes seed capital invested in Retail funds for which we do not charge an investment management fee from AUM.

By Client Domicile
	Institutions	Retail	Private Wealth Management	Total
U.S. Clients	$136.3	$98.5	$73.5	$308.3
Non-U.S. Clients	100.7	63.0	2.0	165.7
Total	$237.0	$161.5	$75.5	$474.0

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AB L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Three Months Ended
US $ Thousands, unaudited	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13

Net Revenues, GAAP basis	$787,352	$749,748	$753,648	$714,618	$765,572	$706,078
Exclude:
Long-term incentive compensation-related investment (gains) losses	882	1,646	(3,415)	(1,297)	(4,711)	(5,284)
Long-term incentive compensation-related dividends and interest	(2,605)	(145)	(154)	(179)	(1,882)	(210)
90% of consolidated venture capital fund investment (gains) losses	(3,398)	4,374	(136)	(2,005)	(3,640)	(1,588)
Distribution-related payments	(104,585)	(107,859)	(101,968)	(98,642)	(101,475)	(102,426)
Amortization of deferred sales commissions	(11,991)	(11,234)	(9,326)	(8,957)	(9,516)	(10,363)
Pass-through fees & expenses	(10,723)	(10,168)	(9,516)	(8,445)	(8,029)	(8,411)
Adjusted Net Revenues	$654,932	$626,362	$629,133	$595,093	$636,319	$577,796

Operating Income, GAAP basis	$190,570	$144,708	$143,440	$129,903	$194,781	$108,618
Exclude:
Long-term incentive compensation-related items	(528)	555	94	89	(664)	(92)
Real estate (credits) charges	(405)	(980)	(505)	1,942	1,726	24,125
Acquisition-related expenses	766	366	1,457	859	3,373	-
Contingent payment arrangements	(4,375)	-	-	-	(10,840)	-
Sub-total of non-GAAP adjustments	(4,542)	(59)	1,046	2,890	(6,405)	24,033
Less: Net (loss) income of consolidated entities attributable to non-controlling interests	3,146	(4,500)	(3)	1,813	3,442	1,413
Adjusted Operating Income	$182,882	$149,149	$144,489	$130,980	$184,934	$131,238

Operating Margin, GAAP basis excl. non-controlling interests	23.8%	19.9%	19.0%	17.9%	25.0%	15.2%

Adjusted Operating Margin	27.9%	23.8%	23.0%	22.0%	29.1%	22.7%

AB Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ Thousands except per Unit amounts, unaudited	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Net Income - Diluted, GAAP basis	$58,107	$44,543	$43,230	$36,455	$57,853	$29,706
Impact on net income of AB non-GAAP adjustments	(1,564)	106	415	1,008	(2,312)	7,919
Adjusted Net Income - Diluted	$56,543	$44,649	$43,645	$37,463	$55,541	$37,625

Diluted Net Income per Holding Unit, GAAP basis	$0.59	$0.45	$0.44	$0.38	$0.62	$0.32
Impact of AB non-GAAP adjustments	(0.02)	-	0.01	0.01	(0.02)	0.08
Adjusted Diluted Net Income per Holding Unit	$0.57	$0.45	$0.45	$0.39	$0.60	$0.40

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AB L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Twelve Months Ended December 31,
US $ Thousands, unaudited	2014	2013
Net Revenues, GAAP basis	$3,005,366	$2,915,047
Exclude:
Long-term incentive compensation-related investment (gains)	(2,184)	(16,842)
Long-term incentive compensation-related dividends and interest	(3,083)	(2,557)
90% of consolidated venture capital fund investment (gains)	(1,165)	(10,609)
Distribution-related payments	(413,054)	(426,824)
Amortization of deferred sales commissions	(41,508)	(41,279)
Pass-through fees & expenses	(38,852)	(32,879)
Adjusted Net Revenues	$2,505,520	$2,384,057

Operating Income, GAAP basis	$608,621	$564,251
Exclude:
Long-term incentive compensation-related items	210	(405)
Real estate charges	52	28,424
Acquisition-related expenses	3,448	3,373
Contingent payment arrangements	(4,375)	(10,840)
Sub-total of non-GAAP adjustments	(665)	20,552
Less: Net income (loss) of consolidated entities attributable to non-controlling interests	456	9,746
Adjusted Operating Income	$607,500	$575,057
Operating Margin, GAAP basis excl. non-controlling interests	20.2%	19.0%
Adjusted Operating Margin	24.2%	24.1%

AB Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Twelve Months Ended December 31,
$ Thousands except per Unit amounts, unaudited	2014	2013

Net Income - Diluted, GAAP basis	$182,350	$166,668
Impact on net income of AB non-GAAP adjustments	(20)	6,837
Adjusted Net Income - Diluted	$182,330	$173,505

Diluted Net Income per Holding Unit, GAAP basis	$1.86	$1.71
Impact of AB non-GAAP adjustments	-	0.07
Adjusted Diluted Net Income per Holding Unit	$1.86	$1.78

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AB
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues. We also exclude pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues. During the third quarter of 2014, we reclassified certain other promotion and servicing expenses into distribution-related payments and identified additional pass-through expenses that were excluded from adjusted net revenues. As a result, we revised prior period’s adjusted net revenues to conform to the current period’s presentation. These fees have no impact on operating income, but they do have an impact on our operating margin. As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) the impact on net revenues and compensation expense of the investment gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

Prior to 2009, a significant portion of employee compensation was in the form of employee long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested by year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses, primarily severance and professional fees incurred as a result of acquisitions in the fourth quarter of 2013 and the second quarter of 2014, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

The recording of a change in estimate of the contingent consideration payable relating to contingent payment arrangements associated with a 2010 acquisition is not considered part of our core operating results and, accordingly, has been excluded.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level. As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income. Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AB.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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